Exhibit (a)(5)(E)

FOR IMMEDIATE RELEASE

TherapeuticsMD Announces Expiration of Tender Offer

Company anticipates termination of Merger Agreement with EW Healthcare Partners

BOCA RATON, Fla. – July 13, 2022 – TherapeuticsMD, Inc. (NASDAQ: TXMD), (“TXMD” or the “Company”) an innovative, leading women’s healthcare company, announced today that Athene Merger, Inc., an affiliate of EW Healthcare Partners (“EW”), did not acquire the required majority of shares of TXMD through the previously announced tender offer by the extended offer deadline of one minute after 11:59 PM Eastern Time on July 12, 2022. As a result, the tender offer has expired according to its terms. The Company anticipates that the Merger Agreement between TXMD and EW will be terminated pursuant to its terms following 11:59 PM Eastern Time on July 13, 2022.

TherapeuticsMD intends to maintain normal operations at this time.

TherapeuticsMD Advisors

Greenhill & Co., LLC is serving as financial advisor and DLA Piper LLP (US) and Jones Day are serving as legal counsel to TherapeuticsMD.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. TherapeuticsMD’s products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. TherapeuticsMD is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit https://www.therapeuticsmd.com/ or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Cautionary Notes Regarding Forward Looking Statements

Certain statements in this communication, including, without limitation, statements regarding the proposed transaction, plans and objectives, and management’s beliefs, expectations or opinions, may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address expected future actions and expected future business and financial performance. Forward-looking statements may be identified by the use of words such as “believe,” “will,” “should,” “estimate,” “anticipate”, “potential,” “expect,” “intend,” “plan,” “may,” “subject to,” “continues,” “if” and similar words and phrases. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.

Actual results, developments and business decisions may differ materially from those expressed or implied in any forward-looking statements as a result of numerous factors, risks and uncertainties over which the Company has no control. These factors, risks and uncertainties include, but are not limited to, the following: whether the Company will be able to repay the indebtedness under the Company’s Financing Agreement, which is scheduled to mature on July 13, 2022, and, if not, whether the Company will be able to continue as a going concern; risks that the failure of the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the failure of the proposed transaction; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the proposed transaction or the transaction agreement between the parties to the proposed transaction; the amount of the costs, fees, expenses and other charges related to the proposed transaction; general economic conditions, particularly those in the life science and medical device industries; stock trading prices, including the impact of the failure of the proposed transaction on the Company’s stock price, particularly in relation to the Company’s current and future capital needs and its ability to raise additional funds to finance its future operations; and other factors discussed from time to time in the reports of the Company filed with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties contained in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on March 23, 2022, and related sections in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are available free of charge at http://www.sec.gov or under the “Investors & Media” section on the Company’s website at www.therapeuticsmd.com.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact

Lisa M. Wilson

In-Site Communications, Inc.

212-452-2793

lwilson@insitecony.com

TherapeuticsMD

561-961-1900

IR@TherapeuticsMD.com